Exhibit 10.61.2

Surety Deed No KT-9/1207 to

AGENCY AGREEMENT No KT-4/1207 dated December 14, 2007

Moscow	December 21, 2007

Closed Joint Stock Company “New Channel” (OGRN 1047796750880), hereinafter referred to as the “Principal”, represented by its General Director A.E. Rodnyansky, acting pursuant to the Charter, as the first party,

Closed Joint Stock Company “Video International Group of Companies”, hereinafter referred to as the “Surety”, represented by its General Director Mr. S.A. Vasiliev, acting pursuant to the Charter, as a second party,

Closed Joint Stock Company “Kompaniya TSV” (OGRN 5077746859757), hereinafter referred to as the “Agent”, represented by the Deputy General Director V.L. Vshivkin, acting pursuant to the Power of Attorney without number dated December 3, 2007, as a third party, entered into this Deed as follows

1. SUBJECT OF THE DEED

1.1. Under this Deed, the Surety agrees to be liable to the Principal for improper performance by the Agent of any financial obligations arising out of Agency Agreement No KT-4/1207 dated December 14, 2007 (hereinafter referred to as the “Agreement”) with respect to:

a) timely transfer to the Principal of the funds received by the Agent from the advertising clients (sections 4.4. and  4.7. of the Agreement) within the time periods set forth in the Agreement or provided by law;

b) payment by the Agent of the penalty interest at the rate of 0.05% (Five hundredth of percent) from the amount of overdue payment for each banking day of delay (section 5.2. of the Agreement);

c) payment of the proved lost profits in accordance with section 5.6 of the Agreement;

d) payment to the Principal of the termination fee (par. 2 section 9.2. of the Agreement)  within the time period set forth in the Agreement;

e) timely payment of the guarantee amount obligation with respect to the amounts overdue from the advertising clients (section 1 of Supplementary Agreement No. 1 dated December 14, 2007) within the time period set forth in Supplementary Agreement No. 1 dated December 14, 2007 to the  Agreement.

2. OBLIGATIONS OF THE PARTIES

2.1. The Surety shall be liable to the Principal jointly with the Agent for improper performance of the Agent’s obligations under the Agreement and Supplementary Agreement No. 1 as listed in section 1.1. hereof to the same extent as the Agent and within the period of time set forth in the Agreement and in Supplementary Agreement No. 1.

2.2. The liability of the Surety shall arise upon non-performance and/or improper performance by the Agent of the Agent’s obligations under the Agreement and Supplementary Agreement No. 1 as listed in section 1.1. hereof.

2.3. The Agent shall promptly advise the Surety on all and any failures to perform its obligations arising out of the Agreement as well as on other circumstances, which affect the performance of the Agent’s obligations to the Principal.

2.4. In the event of non-performance and/or improper performance by the Agent of the obligations to the Principal secured by this Surety, the Principal may at its election either demand that the obligation be performed by the Agent or the Surety or enforce the collection from the Surety or the Agent in the manner provided by law.

2.5. If the Surety has paid the amounts claimed by the Principal under the obligation secured by the Surety, the Surety shall assume all rights of the creditor (the Principal) with respect to the amounts of actually paid claims. In addition to the amount actually paid to the Principal the Surety shall be entitled to demand from the Agent the compensation for damages, incurred in settling of its liabilities.

2.6. The Principal shall be required to deliver to the Surety the documents evidencing the claims against the Agent and assign the rights underlying such claims within three days after the performance of the Agent’s obligations under the Agreement and/or Supplementary Agreement No. 1.

3. SURETY TERM AND TERMINATION

3.1. The Surety shall be issued for the entire duration of the Agreement.

The Principal, however, may not present its demand to the Surety to pay any amounts under section 1.1. hereof after December 31, 2010.

3.2. The Surety shall terminate:

a) in respect of the obligations under section 1.1. hereof  if no demand for payment of the respective amounts is presented to the Surety by the Principal by December 31, 2010;

b) if the Principal refused to accept proper performance under the Agreement and/or Supplementary Agreement No. 1 as offered by the Agent or the Surety (this provision shall apply only in respect of the Surety for a specific obligation of the Agent, which the Principal has refused to accept and shall not terminate the Surety Deed in its entirety);

c) in the event the Agent has properly performed all of its obligations under the Agreement secured by the Surety; and

d) in other cases provided by the law.

4. PROCEEDINGS ON DISPUTES BETWEEN THE PARTIES

The disputes between the parties in connection with the performance of the obligations under this Deed shall be referred to the Moscow Arbitrazh Court.

Executed in three counterparts with one for each party.

Registered Addresses and bank Details of the Parties:

Principal

Closed Joint Stock Company “New Channel”

CJSC “New Channel”

Place of Business: 12, 3 Khoroshevskaya Street, Moscow

Mailing Address: 12, 3 Khoroshevskaya Street, Moscow, 123298.

INN 7734517148, KPP 773401001 OGRN 1047796750880

current account  4070281031600000353 with OAO Alfa Bank,

correspondent account  30101810200000000593

with OPERU of Moscow GTU of Bank of Russia

BIK 044525593

Hard Currency Account Details:

Beneficiary: Closed Joint Stock Company “New Channel”

Beneficiary account: 40702.840.1.01603000083

Beneficiary bank: ALFA-Bank, Moscow, Russia (107078, Kalanchevskaya st., 27)

Surety

Closed Joint Stock Company “Video International Group of Companies”

INN 7721132077 OTPH 1027739120254

Registered Address: 25, Akademika Pavlova Street, Moscow, 121359

Mailing Addresses: 25, Akademika Pavlova Street, Moscow, 121359

INN 7721097496

OGRN 1027739121497

Current Account  40702810100700551016 with ZAO KB Citibank,

Correspondent account 30101810300000000202

BIK 044525202

Tel. 956-1267

Agent

Closed Joint Stock Company “Kompaniya TSV”

Place of Business: 25 Akademeka Pavlova Street, Moscow 121359

Mailing Address: 25 Akademeka Pavlova Street, Moscow 121359

INN 7731568585

KPP 773101001

OGRN 5077746859757

Current account 4070 2810 3382 6011 0108

with the Kievskoe Branch of the Savings Bank of Russia No 5278

Correspondent account 3010 1810 4000 0000 0225

BIK 044525225

Signatures:

Principal	Surety	Agent
/s/ A.E. Rodnyansky	/s/ S.A. Vasiliev	/s/ V.L. Vshivkin
(A.E. Rodnyansky) seal here	(S.A. Vasiliev) seal here	(V.L. Vshivkin) seal here